Exhibit 4.1

2006 Equity Compensation Plan

Approved by Board of Directors on November 2, 2006

Not Approved by Stockholders

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

2006 Equity Compensation Plan

Section 1.      Purpose; Definitions

1.1.    Purpose.

The purpose of American Southwest Music Distribution, Inc. (“Company”), 2006 Equity Compensation Plan ("Plan") is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its subsidiaries, if any, have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.  The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)

"Agreement" means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)

"Board" means the Board of Directors of the Company.

(c)

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(d)

"Committee" means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof.  If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

(e)

"Common  Stock" means the Common Stock of the Company.

(f)

"Company" means American Southwest Music Distribution, Inc., a corporation organized under the laws of the State of Delaware.

(g)

"Deferred Stock" means Common Stock to be received under an award made pursuant to Section 6, below, at the end of a specified deferral period.

(h)

"Disability" means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)

"Effective Date" means the date set forth in Section 10.1, below.

(j)

"Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date:  (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the  over-the-counter  market,  the closing bid price for the Common Stock on such date,  as  reported by the OTC  Bulletin  Board or the  National  Quotation Bureau,  Incorporated or similar publisher of such quotations;  and (iii) if the fair market value of the Common Stock  cannot be  determined  pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)

"Holder" means a person who has received an award under the Plan.

(l)

"Normal   Retirement" means retirement from active employment with the Company or any Subsidiary on or after any age that may be designated by the Committee as "retirement age" for any particular Holder. If no age is designated, it shall be 65.

(m)

"Parent" means any present or future "parent corporation" of the Company, as such term is defined in Section 424(e) of the Code.

(n)

"Plan" means the American Southwest Music Distribution’s 2006 Equity Compensation Plan, as hereinafter amended from time to time.

(o)

"Repurchase Value" shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 8.2, multiplied by the number of shares subject to the award.

(p)

"Restricted Stock" means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said Section 7.

(q)

"Stock-Based Award" means an award under Section 7, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(r)

"Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

(s)

"Vest" means to otherwise obtain ownership rights in an award.

Section 2.      Administration.

2.1.    Committee Membership.  The Board or a Committee shall administer the Plan.  Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.  The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code.

2.2.    Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan Stock-Based Awards.   For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

•

to  select  the   officers,  employees,  directors  and consultants  of the  Company  or any  Subsidiary  to whom Stock-Based Awards may from time to time be awarded hereunder.

•

to determine the terms and  conditions,  not  inconsistent with the terms of the Plan, of any award granted hereunder  (including, but not limited to, number of shares, share exercise price or types of  consideration such options, such as other  securities of the Company or other property, any restrictions or  limitations,  and any vesting,  exchange, surrender,  cancellation,  acceleration,  termination, exercise or forfeiture provisions, as the Committee shall determine);

•

to determine any specified performance goals or such other factors  or  criteria  which  need to be  attained  for the  vesting of an award granted hereunder;

•

to determine the terms and  conditions  under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity  awarded  under this Plan and cash and  non-cash  awards made by the Company or any Subsidiary outside of this Plan;

•

to permit a Holder  to elect to defer a payment  under the Plan under such rules and procedures as the Committee may  establish,  including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

•

to  determine  the extent and  circumstances  under  which Common Stock and other amounts  payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

•

to substitute new awards of any  other  type  for  previously  granted  awards  of the same  type,  which previously granted awards are upon less favorable terms; and

•

to make payments and distributions  with respect to awards (i.e.,  to "settle"  awards)  through  cash  payments in an amount  equal to the Repurchase Value.

2.3.

Interpretation of Plan/ Committee Authority.  Subject to Section 9, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan.  Subject to Section 9, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

Section 3.      Stock Subject to Plan.

3.1.

Number of Shares.  The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 10,000,000 shares.  Shares of Common Stock under the Plan  ("Shares") may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares of Common Stock that are subject to Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan.

3.2.

Adjustment Upon Changes in Capitalization, Etc.  In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award  (including number of shares subject to the award and the exercise  price) or the aggregate number of shares reserved for issuance under the Plan.  The Committee shall make the adjustments and the Committee’s determination will be final, binding and conclusive.

Section 4.      Eligibility.

4.1.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company.  No Incentive Stock Options shall be granted to any person under this Plan.  Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement  (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5.      Stock Options.

5.1.    Grant and Exercise.  No Stock Options shall be granted to any person under this Plan.

Section 6.      Deferred Stock.

6.1.

Grant.  Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period  ("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

6.2.

Terms and Conditions.  Each Deferred Stock award shall be subject to the following terms and conditions:

(a)

Certificates.  At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 6.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b)

Rights of Holder.  A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. During the Deferral Period, the Company shall not deem the subject shares of Common Stock outstanding until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c)

Vesting; Forfeiture.  Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 6, below.  Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

(d)

Additional Deferral Period.  A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period").  Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 7.      Stock-Based Awards.

7.1

Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the  performance of specified Subsidiaries.  Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Stock-Based Award shall be subject to such terms and under conditions as the Committee may determine.

Section  8.    Accelerated Vesting.

8.1.

Non-Approved Transactions.  If any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended  ("Exchange Act")), is or becomes the  "beneficial owner" (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Awards granted and outstanding under the Plan shall be accelerated and all such Stock Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or  receive any and all Common Stock subject to such Stock Awards on the terms set forth in this Plan and the respective agreements respecting such Stock Awards.

8.2.

Approved Transactions.  The Committee may, in the event of an acquisition of substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company's Board of Directors,  (i) accelerate the vesting of all Stock Awards granted and outstanding under the Plan, and (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

Section 9.     Amendment and Termination.

9.1        The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent.

Section 10.     Term of Plan.

10.1.

Effective Date.  The Plan shall be effective as of November 2, 2006

10.2.

Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

Section 11.     General Provisions.

11.1.

Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document that the Committee may determine.  The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

11.2.

Unfunded Status of Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

11.3.

Employees.

(a)

Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.  If a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries,  (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders  services or (iii) discloses to anyone outside  the  Company or uses any confidential  information or material of the Company or any of its Subsidiaries in violation of the Company's policies or any agreement between the Holder and the Company or any of its  Subsidiaries,  the Committee,  in its sole  discretion,  may  require  such Holder to return to the Company the  economic  value of any Shares that was realized or obtained by such Holder at any time  during the period  beginning  on the date that is six months prior to the date such Holder's  employment  with the Company is terminated.  In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination  (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)

Termination for Cause.  The Committee may, if a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.  In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination  (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)

No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

11.4.

Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.  Each person acquiring shares of Common Stock pursuant to a Stock Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

11.5.

Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

11.6.

Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal Income Tax purposes with respect to any Stock Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount.  If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

11.7.

Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California  (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

11.8.

Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

11.9.

Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, made subject to encumbrance or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

11.10.

Applicable Laws.  The obligations of the Company with respect to all Stock Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the "Securities Act"), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

11.11.

Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements.  Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein.  If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.  Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

11.12.

Non-Registered   Stock.

The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

Plan Amendments

Date Approved by Board	Date Approved by Stockholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment